Exhibit 10.2

THIS PREPAYMENT AGREEMENT is made on December 4, 2012

BETWEEN:

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC., a corporation governed by the laws of Quebec,

(“Neptune”)

- and -

ACASTI PHARMA INC., a corporation governed by the laws of Quebec,

(“Acasti”).

RECITALS:

A.

Neptune and Acasti (each, a “Party”, and together, the “Parties”) entered into a technology license agreement on August 7, 2008 (the “License Effective Date”), which was amended on February 20, 2009 and January 28, 2011 (as amended, the “License Agreement”), pursuant to which Neptune granted to Acasti a license to use Licensed Intellectual Property (as such term is defined in Section 1 of the License Agreement) in consideration for the payment of Royalties (as such term is defined in Section 5.2 of the License Agreement) by Acasti.

B.

Effective August 7, 2011, Acasti is not required to pay any Royalties on Over-the-Counter Products (as such term is defined in the License Agreement), as Acasti abandoned its right to develop Over-the-Counter Products pursuant to the License Agreement.

C.

Pursuant to Section 5.8 of the License Agreement, at any time after one (1) year following the License Effective Date, Acasti may, at its option, pay in advance all or part of any future Royalties which will become payable under Section 5.2 of the License Agreement, in cash or through the issuance of Class “A” Shares in the share capital of Acasti (the “Acasti Shares”).

D.

Acasti wishes to exercise its option to pay in advance all of the future Royalties payable under Section 5.2 of the License Agreement through the issuance of Acasti Shares issuable upon the exercise of a warrant, the whole in accordance with the terms and conditions of the License Agreement and this prepayment agreement (the “Agreement”).

E.	Capitalized terms used but not defined herein have the meanings ascribed to them in the License Agreement.

THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Certain Rules of Interpretation

In this Agreement:

(a)

Consent – Whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)

Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with, the laws of the Province of Quebec and the federal laws of Canada applicable in the Province of Quebec.

(c)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction, or without affecting its application to other Parties or circumstances.

(g)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

ARTICLE 2

PREPAYMENT OF ROYALTIES

2.1	Prepayment

The Parties hereby agree that:

(a)

Acasti shall issue to Neptune a warrant entitling Neptune to acquire 6,750,000 Acasti Shares at a price of $2.30 per Acasti Share attached as Schedule C to this Agreement (the “Warrant”), subject to the terms and conditions of this Agreement;

(b)

an amount of $15,525,000 is payable at the time and in the manner provided in Section 2.7 below by Acasti to Neptune as payment of all of the Royalties which are payable as at the date of this Agreement (the “Effective Date”) under Section 5.2 of the License Agreement and will become payable thereafter under Section 5.2 of the License Agreement (the “Prepayment Amount”);

(c)

the aggregate fair market value of the Acasti Shares issuable upon the exercise of the Warrant is approximately $15,525,000 and represents the payment in advance of all of the Royalties which are payable as at the Effective Date and will become payable thereafter under Section 5.2 of the License Agreement, the whole in accordance with Schedule A to this Agreement;

(d)

the Fair Market Value (as defined in the License Agreement) of each Acasti Share to be issued pursuant to this Section 2.1 upon the exercise of the Warrant, as calculated in accordance with Section 5.8(c) of the License Agreement, is $2.30;

(e)

the number of Acasti Shares to be issued on the Effective Date pursuant to Section 2.1 of this Agreement is correctly calculated in accordance with the formula set forth in Section 5.8 of the License Agreement.

2.2	Taxes

Acasti and Neptune acknowledge and agree that the prepayment payable under this Agreement is exclusive of any retail sales tax, value-added tax, goods and services tax or harmonized sales tax that is required to be collected by Neptune from Acasti (collectively, “Sales Taxes”) and that, upon approvals provided in Section 2.6 below and on the Meeting Date (as defined below), Acasti will pay to Neptune, in addition to the prepayment, any applicable Sales Tax calculated on the prepayment in accordance with the applicable legislation.

2.3	No Dilution Exceeding 25%

Acasti acknowledges that the issuance of the Acasti Shares as set forth in this Agreement does not contravene Subsection 5.8(e) of the License Agreement in that it does not cause a dilution of its issued and outstanding Acasti Shares of over twenty-five percent (25%).

2.4	Minimum Requirements

Acasti and Neptune acknowledge that following the issuance of the Acasti Shares pursuant to Section 2.1, the conditions set out in Section 5.3(a)(b) and Section 5.3 (a)(c) of the License Agreement shall be deemed to have been met by Acasti within the delays contemplated by the License Agreement.

2.5	Reimbursement by Neptune

In the event that, during the Initial Term of the License Agreement (as such term is defined in the License Agreement), Acasti terminates the License Agreement in accordance with Section 11.2 of the License Agreement, Neptune shall reimburse to Acasti, in cash, that portion of the prepayment paid by Acasti to Neptune pursuant to Section 2.1 of this Agreement, the whole in accordance with Schedule B to this Agreement.

2.6	Approvals

(a)	The issuance of the Acasti Shares upon the exercise of the Warrant shall be subject to the receipt of applicable regulatory approvals, including the approval of the TSX Venture Exchange.

(b)

The issuance of the Acasti Shares shall be subject to the approval of the disinterested shareholders of Acasti (excluding Neptune and non-arm’s length parties to Neptune) at the next annual meeting of shareholders of Acasti. Acasti covenants to use its reasonable best efforts to seek such shareholder approval at such meeting and cause its board of directors to recommend to shareholders that they provide such approval.

2.7	Payment of Prepayment Amount and Conversion of Warrant

If on the date of the end of the next annual meeting of shareholders of Acasti (the “Meeting Date”) the approvals required by Section 2.62.6(a) and 2.62.6(b) are obtained, then effective on the Meeting Date (or such other date as may be agreed to between the Parties):

(a)	the Prepayment Amount shall become automatically due and payable;

(b)	the Warrant shall be automatically exercised and converted in full and the payment of the exercise price shall be satisfied by the deemed payment by Acasti to Neptune of the Prepayment Amount; and

(c)

effective immediately upon the exercise in full of the Warrant in accordance with paragraph (b) above, the Prepayment Amount shall be deemed to have been made and satisfied in full and, subject to the payment of any applicable taxes to be made by Acasti in accordance with Section 2.2, Acasti shall no longer from and after the Effective Date be required to pay any Royalties to Neptune under the License Agreement for the use of the Licensed Intellectual Property.

2.8	Termination if Approvals Not Obtained

In the event that the approvals required by Section 2.62.6(a) and 2.62.6(b) are not obtained at the latest on the Meeting Date, (i) this Agreement and the Warrant shall automatically terminate and be void and of no effect, and (ii) Acasti will be required to pay any and all Royalties owing to Neptune on or after the Effective Date, as if this Agreement had not been entered into.

ARTICLE 3

GENERAL

3.1	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to Neptune at:

Neptune Technologies & Bioressources Inc.

545, Promenade du Centropolis, Suite 100

Laval, Quebec, Canada

H7T 0B3

Fax: 450.687.2262

Attention: President

(b)	in the case of a Notice to Acasti at:

Acasti Pharma Inc.

545, Promenade du Centropolis, Suite 100

Laval, Quebec, Canada

H7T 0B3

Fax: 450.687.2262 Attention: President

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a day other than Saturday, Sunday, or any other day on which commercial banks located in Montreal are no required to be open for business (a “Business Day”) prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if the day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

3.2	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be bound.

3.3	Assignment

No Party may assign this Agreement or any of the benefits, rights or obligations under this Agreement without the prior written consent of the other Party.

3.4	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

3.5	Further Assurances

The Parties shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

3.6	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and the counterparts may be executed and delivered by electronic means, with all counterparts together constituting one agreement.

3.7	Language

The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

[Signature page follows]

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC.		ACASTI PHARMA INC.

By:	“André Godin”	By:	“Pierre Lemieux”
	Name: André Godin		Name: Pierre Lemieux
	Title: Chief Financial Officer		Title: Chief Operating Officer

Prepayment Agreement re: Technology License Agreement – Neptune/Acasti

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SCHEDULE A – PAYMENT OF ROYALTIES

Year	Payment of Royalties
2012	$64,031.04
2013	$178,596.08
2014	$217,291.04
2015	$274,918.98
2016	$330,412.56
2017	$326,827.01
2018	$827,013.67
2019	$1,386,942.15
2020	$1,977,041.28
2021	$2,598,546.98
2022	$3,252,740.36
2023	$4,090,638.84

SCHEDULE B – REIMBURSEMENT

Year	Reimbursement
2012	$15,525,000.00
2013	$15,346,403.92
2014	$15,129,112.87
2015	$14,854,193.89
2016	$14,523,781.33
2017	$14,196,954.32
2018	$13,369,940.65
2019	$11,982,998.50
2020	$10,005,957.22
2021	$7,407,410.24
2022	$4,154,669.89
2023	$64,031.04

SCHEDULE C - WARRANT

(attached)

EXERCISABLE WITHIN TWENTY-FOUR (24) MONTHS FROM THE DATE HEREOF, SUCH DATE ENDING AT 5:00 P.M. (MONTREAL TIME)

ON DECEMBER 4, 2014, AFTER WHICH TIME THIS WARRANT SHALL BE VOID AND OF NO EFFECT

THIS WARRANT AND THE CLASS A COMMON SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 UNDER REGULATIONS OF THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE. THIS WARRANT MAY ONLY BE EXERCISED IN THE UNITED STATES PURSUANT TO AN EXEMPTION FROM THE RESGITARTION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

ACASTI PHARMA INC.

(the “Company”)

WARRANT TO PURCHASE 6,750,000 CLASS A COMMON SHARES

OF THE COMPANY

This warrant (this “Warrant”) certifies that, for value received, the holder hereof, Neptune Technologies & Bioressouces Inc. (the “holder” or “Warrantholder”), is hereby entitled, subject to the provisions of this Warrant and only in accordance with Section 2.7 of the prepayment agreement dated the date hereof between Acasti and the Warrantholder (the “Prepayment Agreement”), within twenty-four (24) months, that is to say prior to 5:00 p.m. (Montreal time) on December 4, 2014 (the “Expiry Date”), to subscribe for and purchase 6,750,000 Class A Common Shares of the Company at a price of Cdn $2.30 per Class A Common Share (the “Exercise Price”), subject to the adjustments as set out herein.

As provided in Section 2.7 of the Prepayment Agreement, if on the date of the end of the next annual meeting of shareholders of Acasti (the “Meeting Date”) the approvals required by Sections 2.6(a) and 2.6(b) of the Prepayment Agreement are obtained, this Warrant shall be automatically exercised in accordance with Section 2.7 of the Prepayment Agreement. As provided in Section 2.8 of the Prepayment Agreement, in the event that the approvals required by Sections 2.6(a) and 2.6(b) are not obtained at the latest on the Meeting Date, this Warrant shall automatically terminate and be void and of no effect.

Upon such automatic exercise, the Company shall cause to be issued to the holder the number of Class A Common Shares subscribed for and the holder shall become a shareholder of the Company in respect of the Class A Common Shares subscribed for with effect from the Meeting Date and shall be entitled to delivery of a certificate evidencing the Class A Common Shares and the Company shall cause such certificate or certificates to be mailed to the holder at the address or addresses specified by the Warrantholder at that time within the best possible delay following the Meeting Date.

The holder acknowledges that if the Prepayment Agreement is terminated for any reason, this Warrant shall be void and of no effect. The Warrant may not be transferred by the holder.

The holding of this Warrant shall not constitute the holder hereof a holder of Class A Common Shares nor entitle the holder to any right or interest in respect thereof. Nothing herein contained or done pursuant hereto shall obligate the holder to subscribe for or the Company to issue any Class A Common Shares except those Class A Common Shares in respect of which the holder shall have exercised its right to purchase hereunder in the manner provided herein.

Covenants of the Company

The Company covenants and agrees that so long as this Warrant remains outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Class A Common Shares to satisfy the right of purchase herein provided for and such Class A Common Shares shall be issued as fully paid and non-assessable Class A Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

Representation and Warranty of the Company

The Company hereby represents and warrants with and to the holder that the Company is duly authorized and has the corporate power and authority to create and issue this Warrant and the Class A Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

Adjustments

In the event of any reclassification, subdivision or re-division of the issued Class A Common Shares of the Company at any time prior to the Expiry Date into a greater number of Class A Common Shares (including the declaration or payment of any stock dividend), the Company shall deliver at the time of any exercise thereafter of this Warrant, at no additional cost to the holder, but only as to the Class A Common Shares in respect of which this Warrant is then exercised, the number of Class A Common Shares which the holder would have been entitled

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to if it had exercised the option immediately prior to the date of reclassification, subdivision or re-division, it being understood that such number of Class A Common Shares will be thereafter automatically adjusted according to such reclassification, subdivision or re-division. The holder shall pay for the number of Class A Common Shares delivered upon exercise as aforesaid an amount calculated by multiplying the Exercise Price by the number of Class A Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such reclassification, subdivision or re-division.

In the event of any consolidation or change in the Class A Common Shares of the Company at any time prior to the Expiry Date into a lesser number of Class A Common Shares, the Company shall deliver at the time of any exercise thereafter of this Warrant, but only as to the Class A Common Shares in respect of which the option is then exercised, the number of Class A Common Shares which the holder would have been entitled to if it had exercised the option immediately prior to the date of such consolidation or change, it being understood that such number of Class A Common Shares will be thereafter automatically adjusted according to such consolidation or change. The holder shall pay for the number of Class A Common Shares delivered upon exercise as aforesaid, an amount calculated by multiplying the Exercise Price by the number of Class A Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such consolidation or change.

In the event that the Company shall at any time prior to the Expiry Date, amalgamate, consolidate with or merge into another Company, the holder shall thereafter receive, upon the exercise of its option, but only as to the Class A Common Shares in respect of which this Warrant is then exercised, the securities or property which the holder would have been entitled to if it had exercised the option immediately prior to the amalgamation, consolidation or merger, as the case may be, and the Company will take steps in connection with such amalgamation, consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as near as reasonably may be possible in relation to any securities or properties thereafter delivered upon the exercise of this Warrant. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation, amalgamation or merger for the foregoing purposes.

Adjustments shall be made successively whenever any event referred to in this paragraph shall occur. Upon any adjustment of the number of Class A Common Shares which may be purchased hereunder, the Company shall give written notice to the holder, giving particulars of such adjustment.

Notice and Other Matters

The holder acknowledges being solely responsible for consulting with appropriate counsel in determining the consequences to the holder of the acquisition, ownership, exercise and disposition of this Warrant and the underlying Class A Common Shares under applicable tax laws.

A notice to be given hereunder will be deemed to be validly given if the notice is sent by facsimile or prepaid same day courier addressed to the holder at the latest address of the holder as recorded on the books of the Company.

This Warrant shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Quebec. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officer as of December 4, 2012.

ACASTI PHARMA INC.

Per:	“Henri Harland”
Henri Harland
Chief Executive Officer

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